As filed with the Securities and Exchange Commission on March 13, 2008.	Registration No. 333-21731

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELEPHANT & CASTLE GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

     Suite 1200, 1190 Hornby Street
Vancouver, British Columbia V6Z 2K5 Canada
(Address of Principal Executive Offices) (Zip Code)

Elephant & Castle Group Inc. 1993 Employee Stock Option Plan
(Full title of the plan)

     Richard Bryant
Suite 1200, 1190 Hornby Street
Vancouver, British Columbia V6Z 2K5 Canada
(Name and address of agent for service)

(604) 684-6451
(Telephone number, including area code, of agent for service)

     With copies to:
Thomas M. Rose, Esq.
Troutman Sanders LLP
222 Central Park Ave., 20th Floor
Virginia Beach, Virginia 23462

DEREGISTRATION OF SECURITIES

     Elephant & Castle Group Inc. (the “Company”) files this post-effective amendment to the registration statement on Form S-8 (File No. 333-21731) to deregister securities which were registered for issuance pursuant to the Company’s 1993 Employee Stock Option Plan (the “Plan”). The registration statement covered 175,000 of the Company’s common shares, no par value (the “Common Shares”), for issuance in accordance with the Plan. This post-effective amendment is being filed to deregister all of the Common Shares under the Plan that remain unissued as of the date hereof.

SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada, on March 13, 2008.

ELEPHANT & CASTLE GROUP INC.
(Registrant)

By:	/s/ R. Bryant
Richard Bryant
President and Chief Executive Officer
(principal executive officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Bryant
	President, Chief Executive Officer	March 13, 2008
Richard Bryant	and a Director
(Principal Executive Officer)
/s/ R. Sexton
	Chief Financial Officer	March 13, 2008
Roger Sexton	(Principal Financial and Accounting
Officer)
/s/ D. Dobbin
	Director	March 13, 2008
David Dobbin

/s/ J. Morgan
	Director	March 13, 2008
John Morgan

/s/ G. Heller
	Director	March 13, 2008
Gary Heller

/s/ B. Maynard
	Director	March 13, 2008
Brian Maynard

/s/ J Strickland
	Director	March 13, 2008
Joel Strickland

AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Elephant & Castle Group Inc. in the United States, on March 13, 2008.

ELEPHANT & CASTLE GROUP INC.

By:	/s/ G.Heller
Gary Heller